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                                                                     EXHIBIT 1.1

                                2,000,000 Shares

                              PMC COMMERCIAL TRUST

                         Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT



                                                               ________ __, 1996


OPPENHEIMER & CO., INC.
J.C. BRADFORD & CO.
FAHNESTOCK & CO., INC.
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York 10281

On behalf of the several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

                 PMC Commercial Trust, a Texas real estate investment trust (the "Company"), proposes to sell to you and the other underwriters named on
Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives, an aggregate of 2,000,000 shares (the "Firm Shares") of its common shares of beneficial interest, $0.01 par value (the "Common Shares").
In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 300,000 Common Shares (the "Option Shares") from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

                 1. Sale and Purchase of the Shares. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                 (a) The Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.

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                 (b)      The Company grants to the several Underwriters an
         option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before each Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

Furthermore, on the Firm Shares Closing Date (as hereinafter defined), the Company proposes to issue and sell directly to certain officers and trust managers of the Company up to 60,000 additional Common Shares pursuant to agreements (the "Purchase Agreements"), dated as of ___________, 1996, between the Company and each such party (each a "Direct Purchaser"). The Common Shares to be purchased by all Direct Purchasers on the Firm Shares Closing Date pursuant to the Purchase Agreements are hereinafter called the "Company Directed Shares" and are not "Shares" within the meaning of this Agreement.

                 2. Delivery and Payment. Delivery by the Company of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of Oppenheimer & Co., Inc., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

                 In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks payable in New York Clearing House (next day) funds to the Company, for the purchase price of the Option Shares being sold by the Company, shall take place at the offices of Oppenheimer & Co., Inc. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section l(b) (such time and date of delivery and payment
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are called an "Option Shares Closing Date").  The Firm Shares Closing Date and
each Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

                 Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

                 3. Registration Statement and Prospectus, Public Offering. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-_______), including a preliminary prospectus relating to the Shares and the Company Directed Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the "Registration Statement." The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

                 The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

                 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter as follows:

                 (a)      The Company meets the requirements for use of Form
         S-11 under the Securities Act. On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the
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                                                                               4



         Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Exchange Act and the rules and regulations of the Commission thereunder; the Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to the paragraph with respect to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

                 (b) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus comply with the requirements of the Securities Act and present fairly the financial position and the other information purported to be shown therein of the Company at the respective dates to which they apply; such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles consistently applied and all adjustments necessary for a fair presentation of the results at such dates have been made; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (c) Coopers & Lybrand, whose report is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report were, independent public accountants as required by the Securities Act and the Rules.

                 (d) The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is qualified as a real estate investment trust under the Texas Real Estate Investment

         Trust Act and the rules and regulations thereunder, and the Company's method of operation as described in the Registration Statement and Prospectus will enable it to continue to meet the requirements for qualification as a real estate investment trust under such act. Except as described in the Prospectus, the Company does not own, directly or indirectly, any interest in, or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (e) The Company does not own, lease or license any asset or property or conduct any business outside the United States of America. The Company has all requisite power and authority, and the Company and its officers, trust managers and employees have all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, domestic or foreign ("Permits"), to own, lease and license their assets and properties and conduct their businesses as now being conducted and as described in the Registration Statement and the Prospectus except for such Permits the failure to so obtain would not, individually or in the aggregate, have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company; no such Permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus; the Company and each of its officers, trust managers and employees has fulfilled and performed in all material respects its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or any other material impairment of the rights of the holder of any such Permit; and the Company has all such power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and Permits to enter into, deliver and perform this Agreement and the Investment Management Agreement, dated as of December 16, 1993, between PMC Advisers, Inc. ("PMC Advisers") and the Company, including the Loan Origination Agreement attached as Exhibit A thereto (collectively, the "Management Agreement") and to issue and sell the Shares (except as may be required under state securities and Blue Sky laws) and the Company Directed Shares.

                 (f) The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as described in the Registration Statement and the Prospectus. The Company has not received any notice of, and to its best knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (g) The Company has good title to each of the items of property (real and personal) which are reflected in the financial statements referred to in Section 4(b) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Registration Statement and the Prospectus and those which do not and will not have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (h) There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's best knowledge, threatened (and the Company does not know of any basis therefor) against, or involving the assets, properties or business of, the Company or any of its officers, trust managers or five percent shareholders which would materially adversely affect the value or the operation of any such assets or properties or the business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, whether or not arising from transactions in the ordinary course of business; (ii)
         there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company;
         (iii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased)
         from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iv) since the date of the latest balance sheet included in the
         Registration Statement and the Prospectus, except as reflected therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (b) entered into any transaction not in the ordinary course of business or (c) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.
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                                                                               7




                 (j) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each material agreement to which the Company is a party is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company nor, to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (k) The Company is operating in compliance with (and has not violated) all federal, state and local laws, regulations, administrative orders or rulings or court decrees applicable to it or to any of its property, (including without limitation those relating to environmental, safety and similar matters, discrimination in the hiring, promotion and pay of employees, the Employee Retirement Income Security Act and the rules and regulations thereunder), except for violations which would not, individually or in the aggregate, have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company. The Company is not in violation of any term or provision of its declaration of trust or by-laws, and the Company has not taken any actions which may result in the inability of the Company to qualify as a real estate investment trust under the Texas Real Estate Investment Trust Act.

                 (l)      Neither the execution, delivery and performance of
         this Agreement or the Management Agreement by the Company nor the consummation of any of the transactions contemplated hereby
         (including, without limitation, the issuance and sale by the Company of the Shares and the Company Directed Shares) or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the declaration of trust or by-laws of the Company, except for such consents or waivers which have already been obtained and are in full force and effect, or require any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except compliance with the Securities Act, the Exchange Act and the securities or Blue Sky laws of various jurisdictions, which has been or will be effected in accordance with this Agreement).
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                                                                               8




                 (m) The Company has authorized and outstanding shares of beneficial interest as set forth under the caption "Capitalization" in the Prospectus. All of the outstanding Common Shares have been duly and validly issued and are fully paid and nonassessable and were issued and sold in compliance with all applicable federal and state securities laws, and none of them were issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, and the Company Directed Shares, when issued and sold pursuant to the Purchase Agreements, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any shares of the Company or any security convertible into, or exercisable or exchangeable for, such shares. The Common Shares, the Company's Preferred Shares and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                 (n) No holder of any shares of beneficial interest of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder. Each trust manager and officer of the Company has delivered to the Representatives his enforceable written agreement that he will not, for a period of 180 days after the date of the Prospectus, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Shares) owned by him, without the prior written consent of Oppenheimer & Co., Inc.

                 (o) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the Company Directed Shares by the Company. Each of this Agreement, the Management Agreement and the Purchase Agreements has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except
         (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

                 (p) The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a material adverse effect on the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                 (q) No transaction has occurred between or among the Company and any of its affiliates or any of its officers, trust managers or five percent shareholders or any affiliate or affiliates of any such officer, trust manager or five percent shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

                 (r) Neither the Company nor, to the best knowledge of the Company, any affiliate of the Company or any other person acting on its or their behalf has directly or indirectly (i) used any of its funds for any unlawful payment to any foreign or domestic governmental or judicial officials or employees, (ii) made any unlawful payment (including any bribe, rebate, payoff, kickback or influence payment) to any person or entity, private or public, whether in the form of cash, property, services or otherwise, (iii) violated or is in violation of any provision of federal or state laws relating to corruption of governmental officials or representatives, including the Foreign Corrupt Practices Act of 1977 and similar laws, (iv) established or maintained any fund of monies or other assets for the purposes specified in clauses (i) or (ii) above or (v) made any false or fictitious entry on the books or records of the Company relating to any payment referred to in clauses (i) or (ii) above.

                 (s) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

                 (t) The Company has filed all Federal, state and local tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by them to the extent that the same are material and have become due.

                 (u) The Company is not and, upon sale of the Shares to be issued and sold thereby in accordance herewith and the sale of the Company Directed Shares pursuant to the Purchase Agreements and the application of the net proceeds to the Company of such sales as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (v) The Shares and the Company Directed Shares have been approved for listing on the American Stock Exchange, and a registration statement has been filed on Form 8-A pursuant to Section 12 of the Exchange Act for the Shares and the Company Directed Shares, which registration statement complies in all material respects with the Exchange Act.

                 (w) The Company has complied with all of the requirements and filed the required forms as specified in Florida Statutes Section 517.075.

                 (x) The Company has complied and intends to continue to comply with the requirements of Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company is qualified as a real estate investment trust under the Code. The method of operation of the Company's business as described in the Registration Statement and the Prospectus is in conformity with the requirements for qualification as a real estate investment trust under the Code.

                 5. Representations and Warranties of PMC Advisers. PMC Advisers makes the same representations and warranties as the Company set forth under Sections 4(a) above, and further represents to, warrants to and agrees with each of the several Underwriters that:

                 (a) PMC Advisers has been duly organized, is validly existing and is in good standing as a corporation under the laws of the State of Texas, with full power and authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required (except where the failure so to qualify would not have a material adverse effect on the ability of PMC Advisers to conduct its business with respect to the Company as described in the Prospectus), and has all power and authority necessary to perform its advisory services with respect to the Company as described in the Prospectus.

                 (b) PMC Advisers is duly registered and in good standing with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and all applicable state laws, as an investment adviser. PMC Advisers is not prohibited by the Advisers Act, or the rules and regulations under such Act, or applicable state law, from acting for the Company under the Management Agreement as contemplated by the Prospectus.

                 (c) The description of each of PMC Advisers and PMC Capital, Inc., the sole shareholder of PMC Advisers ("PMC Capital"), in the Prospectus is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                 (d) This Agreement and the Management Agreement have each been duly authorized, executed and delivered by PMC Advisers and each constitutes the valid and binding obligation of PMC Advisers and is enforceable against PMC Advisers in accordance with its terms. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body or financial institution is required for the execution, delivery and performance of this Agreement or the Management Agreement by PMC Advisers or the consummation by PMC Advisers of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act, the Exchange Act, the Advisers Act or applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

                 (e) Neither the execution, delivery and performance of this Agreement or the Management Agreement by PMC Advisers nor the consummation of any of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale by the Company of the Shares and the Company Directed Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of PMC Advisers pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which PMC Advisers is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to PMC Advisers or violate any provision of the articles of incorporation or by-laws of PMC Advisers, except for such consents or waivers which have already been obtained and are in full force and effect.

                 (f) Except as described in the Registration Statement and the Prospectus, there is no litigation or governmental proceeding to which PMC Advisers or PMC Capital is a party or to which any property of PMC Advisers or PMC Capital is subject or which is pending or, to the knowledge of PMC Advisers, contemplated against PMC Advisers or PMC Capital which might result in any material adverse change in the condition (financial or other), results of operations, business or prospects of PMC Advisers or which is required to be disclosed in the Registration Statement and the Prospectus.

                 (g) Except as described in or contemplated by the Registration Statement and the Prospectus, (A) there has not been any material adverse change in, or adverse development which materially affects, the condition (financial or other), results of operation, business or prospects, of PMC Advisers as of the date of the Prospectus and (B) there have been no transactions entered into by PMC Advisers that are material to PMC Advisers other than those in the ordinary course of business.

                 (h) All financial and statistical information data set forth in the Registration Statement and Prospectus relating to PMC Capital are accurately presented and prepared on a basis consistent with the books and records of PMC Capital.

                 (i) Neither PMC Advisers nor PMC Capital has taken, directly or indirectly, any action designed to or that might reasonably by expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Shares.

                 (j) PMC Capital has received an Exemptive Order pursuant to Section 6(c) of the Investment Company Act of 1940 which exempts PMC Capital from the provisions of Section 12(d)(3) of such Act and permits PMC Capital to establish PMC Advisers as a registered adviser under the Advisers Act and pursuant to Section 17(d) of the Investment Company Act of 1940 and Rule 17d-1 thereunder which permits

         PMC Advisers to provide advisory services to the Company (the "Exemptive Order"). The Exemptive Order is in full force and effect, and no proceeding to withdraw the Exemptive Order has been instituted or, to the knowledge of PMC Advisers, is threatened. PMC Capital and PMC Advisers are in compliance with the terms of the Exemptive Order.

                 6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                 (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 7(A)(a) of this Agreement.

                 (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

                 (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company, PMC Advisers or PMC Capital not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company, PMC Advisers or PMC Capital, any officer or trust manager of the Company or officer or director of PMC Advisers or PMC Capital, which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Securities Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, adversely affect the market for the Shares.

                 (d) The representations and warranties of the Company and PMC Advisers contained in this Agreement and in the certificates delivered pursuant to Section 6(e) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before such Closing Date.

                 (e) The Representatives shall have received on each Closing Date (i) a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (ii) a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive officer and the chief financial or chief accounting officer of PMC Advisers to the effect that the representations and warranties of PMC Advisers in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and PMC Advisers has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                 (f) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a signed letter from Coopers & Lybrand, addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 28 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                             (i)  in their opinion the audited financial
                 statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them and the unaudited financial statements for the period ended March 31, 1996 included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules, and were prepared on a consistent basis;

                            (ii) On the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Financial and Operating Information" and "Selected Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the shareholders and trust managers of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

         (A) the amounts shown in "Summary Financial and Operating Data" and "Selected Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited financial statements from which such amounts were derived; or
         (B) with respect to the period subsequent to March 31, 1996, there were, at a specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in total assets or the shareholders' equity of the Company, as compared with the amounts shown on the Company's unaudited balance sheet at March 31, 1996 included in the Registration Statement, except for changes set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                           (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company.

         References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

                 (g) The Representatives shall have received on each Closing Date from Winstead, Sechrest & Minick P.C., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                             (i) The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. The Company is qualified as a real estate investment trust under the Texas Real Estate Investment Trust Act and the rules and regulations thereunder, and the Company's method of operation as described in the Registration Statement and Prospectus will enable it to continue to meet the requirements for qualification as a real estate investment trust under such act. The Company is duly qualified and in good standing in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or conditions (financial or otherwise) of the Company. To the best of such counsel's knowledge, except as described in the Prospectus, the Company does not own, directly or indirectly, any interest in, or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

                            (ii) The Company has all requisite power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and the Company has all requisite power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and Permits to enter into, deliver and perform this Agreement and the Management Agreement and to issue and sell the Shares and the Company Directed Shares (other than those required under state securities and Blue Sky laws, as to which such counsel need express no opinion).

                           (iii) The Company has authorized and issued shares of beneficial interest as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares conform to the requirements of the Texas Real Estate Investment Trust Act and have been duly authorized for issuance by the Company; all of the outstanding Common Shares of the Company have been duly and validly authorized and have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Shares, when issued and sold pursuant to this Agreement, and the Company Directed Shares, when issued and sold pursuant to the Purchase Agreements, will be duly and validly issued, outstanding, fully paid and, except as disclosed in the Prospectus, nonassessable and none of them will have been issued in violation of any preemptive or other similar right. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Company or any security convertible into, exercisable for, or exchangeable for shares of beneficial interest of the Company. Except as described in the Registration Statement and the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any Common Shares or other securities of the Company. The authorized shares of beneficial interest (including the Shares) conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

                            (iv) The agreement of the Company's trust managers and officers stating that for a period of 180 days from the date of the Prospectus they will not, without the prior written consent of Oppenheimer & Co., Inc., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any Common Shares) owned by them has been duly and validly delivered by such persons and constitutes the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                             (v)  All necessary action has been duly and
                 validly taken by the Company to authorize the execution, delivery and performance of this Agreement, the Management Agreement and the issuance and sale of the Shares and the Company Directed Shares. Each of this Agreement and the Management Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

                            (vi)  Neither the execution, delivery and
                 performance of this Agreement or the Management Agreement by the Company (including, without limitation, the issuance and sale by the Company of the Shares and the Company Directed Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the declaration of trust or by-laws of the Company.

                           (vii) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material and adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                          (viii) To the best of such counsel's knowledge, the Company is not in violation of any term or provision of its declaration of trust or by-laws and is not in violation of any term or provision of any Permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets or properties, businesses, results of operations, prospects or condition (financial or otherwise) of the Company.

                            (ix) No consent, approval, authorization or order of any court or governmental or regulatory agency or body is required for the performance of this Agreement or the Management Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and the Rules or the Exchange Act and such as may be required under state securities or Blue Sky laws (as to which such counsel need not express any opinion) in connection with the purchase and distribution of the Shares by the several Underwriters.

                             (x) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board, pending or threatened against, or involving the assets, properties or businesses of, the Company or any of its officers, trust managers or five percent shareholders which if adversely determined could have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of the Company.

                            (xi)  The descriptions in the Registration
                 Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                           (xii) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                          (xiii) The Registration Statement has become effective under the Securities Act, the Prospectus has been filed as required by Section 6(a) hereof, and to the knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened, pending or contemplated.

                           (xiv) The Shares and the Company Directed Shares have been approved for listing on the American Stock Exchange and a registration statement has been filed pursuant to
                 Section 12 of the Exchange Act and has been declared effective.

                            (xv) The Company is not, and upon sale of the Shares and the Company Directed Shares and the application of the net proceeds therefrom as described in the Prospectus under the caption "Use of Proceeds" will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                           (xvi) The information in the Registration Statement and Prospectus under the caption "Federal Income Tax Considerations" has been reviewed by such counsel and is accurate in all material respects and does not omit to state any material matter of law relating to the taxation of the Company and its shareholders.

                          (xvii) The Company is qualified as a real estate investment trust under the Code and the rules and regulations thereunder, and the Company's method of operation as described in the Registration Statement and Prospectus will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code and the rules and regulations thereunder.

                 To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of Texas and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief or opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need make no statement) as of its date and as of the Firm Shares Closing Date or the Option Shares Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (h) The Representatives shall have received on each Closing Date from Winstead, Sechrest & Minick P.C., counsel for PMC Advisers, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                             (i) PMC Advisers has been duly organized, is validly existing as a corporation and is in good standing under the laws of the State of Texas. PMC Advisers is duly qualified and in good standing in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations, prospects or conditions (financial or otherwise) of PMC Advisers. To the best of such counsel's knowledge, PMC Advisers does not own, directly or indirectly, any interest in, or control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization.

                            (ii) PMC Advisers has all requisite power and authority to own, lease and license its assets and properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus; and PMC Advisers has all requisite power and authority and all necessary authorizations, approvals, consents, orders, licenses, certificates and Permits to enter into, deliver and perform this Agreement and the Management Agreement.

                           (iii) All necessary action has been duly and validly taken by PMC Advisers to authorize the execution, delivery and performance of this Agreement and the Management Agreement. Each of this Agreement and the Management Agreement has been duly and validly authorized, executed and delivered by PMC Advisers and constitutes the legal, valid and binding obligation of PMC Advisers enforceable against PMC Advisers in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

                            (iv)  Neither the execution, delivery and
                 performance of this Agreement or the Management Agreement by PMC Advisers will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of PMC Advisers pursuant to the terms of any indenture, mortgage, deed of trust, note or other agreement or instrument of which such counsel is aware and to which PMC Advisers is a party or by which PMC Advisers or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to PMC Advisers or violate any provision of the articles of incorporation or by-laws of PMC Advisers.

                             (v) PMC Advisers is duly registered with the Commission under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act, or the rules and regulations thereunder, from acting as an investment adviser for the Company under the Management Agreement as contemplated by the Prospectus. The Management Agreement complies with all applicable provisions of the Advisers Act.

                            (vi) To the best of such counsel's knowledge, no default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by PMC Advisers of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which PMC Advisers is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default would have a material and adverse effect on the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of PMC Advisers.

                           (vii) To the best of such counsel's knowledge, PMC Advisers is not in violation of any term or provision of its articles of incorporation or by-laws and is not in violation of any term or provision of any Permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a material and adverse effect on the assets or properties, businesses, results of operations, prospects or condition (financial or otherwise) of PMC Advisers.

                          (viii) No consent, approval, authorization or order of any court or governmental or regulatory agency or body is required for the performance of this Agreement or the Management Agreement by PMC Advisers or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Advisers Act.

                            (ix) To the best of such counsel's knowledge, there is no litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, PMC Advisers or any of its officers or directors or its shareholder which if adversely determined could have a material adverse effect upon the assets or properties, business, results of operations, prospects or condition (financial or otherwise) of PMC Advisers.

                             (x) PMC Capital has obtained the Exemptive Order, which is in full force and effect and, to the best of such counsel's knowledge, no proceeding to withdraw the Exemptive Order has been instituted or is threatened.

                 (i) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Simpson Thacher & Bartlett a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Simpson Thacher & Bartlett such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (j) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company to the effect that the signer of such certificate has reviewed and understands the provisions of Section 517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section 517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                 7. Covenants of the Company. (A) The Company covenants and agrees as follows:

                 (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event during the period when a Prospectus relating to the States is required to be delivered under the Securities Act that in the judgment of the Company makes any statement made in the Registration Statement or Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) Within the time period during which the Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed on it by the Securities Act and the Rules so far as is necessary to permit the continuance of sales or dealings in the Shares as contemplated hereby and by the Registration Statement and the Prospectus. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 7(A), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                 (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

                 (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                 (e) The Company shall use its reasonable best efforts to qualify, and shall cooperate with the Representatives and their counsel in endeavoring to qualify, the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                 (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its shares of beneficial interest and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission (including any Report on Form SR required by Rule 463 of the Rules).

                 (g) Without the prior written consent of the Representatives, for a period of 180 days after the date of the Prospectus, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any shares of beneficial interest of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement, the issuance of Company Directed Shares pursuant to the Purchase Agreements and the issuance of shares pursuant to the Company's existing share option plans. In the event that during this period, (i) any shares are issued pursuant to the Company's existing share option plans or (ii) any registration is effected on Form S-8 or on any successor form, the Company shall obtain the written agreement of such grantee or purchaser or holder of such securities that, for a period of six months after the date of the Prospectus, such person will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any Common Shares (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Shares) owned by such person.

                 (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the American Stock Exchange (including any required registration under the Exchange Act).

                 (i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder and the sale of the Company Directed Shares to be sold pursuant to the Purchase Agreements substantially in accordance with the description set forth in the Prospectus. The Company shall take all steps as shall be necessary to ensure that the Company shall not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (j) The Company shall use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Firm Shares Closing Date or Option Share Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                 (k) For its taxable year ending December 31, 1995 and for all subsequent taxable years, the Company will elect to qualify as a real estate investment trust under the Code and will use its best efforts to continue to meet the requirements of the Code and the Texas Real Estate Investment Trust Act to qualify as a real estate investment trust.

                 (l) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (B) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement, including without limitation those relating to:
(i) the preparation, printing, filing and distribution of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement;
(ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 7 (A) (e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 7(A)(f); (vii) inclusion of the Shares and the Company Directed Shares for listing on the American Stock Exchange; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters.
Subject to the provisions of Section 10, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

                 8.       Indemnification.

                 (a) The Company agrees to indemnity and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal fees and expenses of one counsel representing all the Underwriters (except for certain situations set forth in Section 8(d) where separate counsel is permitted, in which case indemnification hereunder shall cover the reasonable legal fees and expenses of all such counsel) and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; and provided further that the indemnification contained in this Section 8(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 In addition to its other obligations under this Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 8(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal fees and expenses of one counsel representing all the Underwriters (except for certain situations set forth in Section 8(d) where separate counsel is permitted, in which case reimbursement hereunder shall cover the reasonable legal fees and expenses of all such counsel) and other reasonable expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceedings, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to you within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                 It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in this paragraph (a), including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration shall be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration shall not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice shall be authorized to do so. Such arbitration shall be limited to the operation of the interim reimbursement provisions contained in this paragraph (a) and shall not resolve the ultimate propriety or enforceability of the other obligations created by this Section 8.

                 (b) PMC Advisers agrees to indemnity and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal fees and expenses of one counsel representing all the Underwriters (except for certain situations set forth in Section 8(d) where separate counsel is permitted, in which case indemnification hereunder shall cover the reasonable legal fees and expenses of all such counsel) and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement made by PMC Advisers in Section 5 of this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arising out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to PMC Advisers and PMC Capital; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein; and provided further that the indemnification contained in this
Section 8(b) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability which PMC Advisers may otherwise have.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnity and hold harmless the Company, PMC Advisers, each person, if any, who controls the Company or PMC Advisers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each trust manager of the Company, each director of PMC Advisers, and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company and PMC Advisers to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in. any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnity the Company and PMC Advisers (including any controlling person, trust manager, director or officer thereof) shall be limited to the net proceeds received by the Company from such Underwriter.

                 (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 8(a), 8(b) or 8(c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or indemnification otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent. The Company and PMC Advisers will not, without the prior written consent of the Representatives, settle, compromise or consent to the entry of any judgment in any pending or threatened action, suit, proceeding or claim in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person controlling such Underwriter is a party to such action, suit, proceeding or claim), unless such settlement, compromise or consent includes an unconditional release of each Underwriter and each controlling person of such Underwriters from all liability relating to the matters arising from such action, suit, proceeding or claim.

                 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but for any reason is held to be unavailable from the Company, PMC Advisers or the Underwriters, the Company, PMC Advisers and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company and PMC Advisers from persons other than the Underwriters, such as persons who control the Company or PMC Advisers within the meaning of the Securities Act, officers of the Company who signed the Registration Statement, trust managers of the Company and directors of PMC Advisers, who may also be liable for contribution) to which the Company, PMC Advisers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and PMC Advisers on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and PMC Advisers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and PMC Advisers and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus, respectively. The relative fault of the Company and PMC Advisers or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and PMC Advisers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, PMC Advisers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company and PMC Advisers shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or PMC Advisers within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each trust manager of the Company and each director of PMC Advisers shall have the same rights to contribution as the Company and PMC Advisers, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                 10. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time

                 (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the reasonable judgment of the Representatives, inadvisable or impracticable to market the Shares; (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or
         (v) if a banking moratorium has been declared by any state or Federal authority, or

                 (b) at or before any Closing Date, that any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement.

                 If this Agreement is terminated pursuant to any of its provisions, the Company and PMC Advisers shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or PMC Advisers, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or PMC Advisers to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

                 11. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 10) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

                 (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                 (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

                 In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or PMC Advisers and without liability on the part of the Company or PMC Advisers, except in both cases as provided in Sections 7(B), 8, 9 and 10. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company, PMC Advisers or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

                 12. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of PMC Advisers or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter, the Company or PMC Advisers or any of the officers, trust manager, directors or controlling persons referred to in Sections 8 and 9 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 7(B), 8, 9 and 10 shall survive the termination or cancellation of this Agreement.

                 This Agreement has been and is made for the benefit of the Underwriters and the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and trust managers and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                 All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281 Attention:
Mark Biderman, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement.

               This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement among us.

                                         Very truly yours,

                                         PMC COMMERCIAL TRUST

                                         By:
                                            -----------------------------------
                                            Lance B. Rosemore
                                            President and
                                            Chief Executive Officer


                                         PMC ADVISERS, INC.


                                         By:
                                            -----------------------------------
                                            Lance B. Rosemore
                                            President and
                                            Chief Executive Officer



Confirmed:

OPPENHEIMER & CO., INC.
FAHNESTOCK & CO., INC.
J.C. BRADFORD & CO.


Acting severally on behalf of itself
and as representative of the several
Underwriters named in Schedule I
annexed hereto.


By  OPPENHEIMER & CO., INC.


By:
   -----------------------------------

                                   SCHEDULE I



                                                          Number of
                                                          Firm Shares to
                                                          Be Purchased
                                                          --------------

         Name
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . .
J.C. Bradford & Co... . . . . . . . . . . . . . . . . .
Fahnestock & Co., Inc...  . . . . . . . . . . . . . . .



                                                          ------------
                                                           2,000,000